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                                                                       EXHIBIT A

                                    AGREEMENT

                       Pursuant to Securities Exchange Act
                              Rule 13d-1(k)(1)(iii)

         The undersigned hereby agree that Amendment No. 6 to the Schedule 13D, filed pursuant to the Securities Exchange Act of 1934 and executed by each of the undersigned of even date herewith, is filed on behalf of each of the undersigned.

         DULY EXECUTED this 19th day of March, 2001.

                                             Inter-Him N.V.


                                             By: /s/ Victor Hoogstraal
                                                --------------------------------
                                                      Victor Hoogstraal
                                                      Managing Director

                                             /s/ Ronald de Waal
                                             -----------------------------------
                                             Ronald de Waal